EXHIBIT 1.1

Execution Version

$500,000,000 6.000% General and Refunding Mortgage Notes, NPC Series 2023A, due 2054

NEVADA POWER COMPANY
UNDERWRITING AGREEMENT
September 11, 2023

BOFA SECURITIES, INC.
J.P. MORGAN SECURITIES LLC
MIZUHO SECURITIES USA LLC
RBC CAPITAL MARKETS, LLC
TRUIST SECURITIES, INC.

as representatives of the several Underwriters named in Schedule A hereto.
c/o    BofA Securities, Inc.
    One Bryant Park
    New York, New York 10036

c/o    J.P. Morgan Securities LLC
    383 Madison Avenue
    New York, New York 10179

c/o    Mizuho Securities USA LLC
    1271 Avenue of the Americas
    New York, New York 10020

c/o     RBC Capital Markets, LLC
    Brookfield Place
    200 Vesey Street, 8th Floor
    New York, New York 10281

c/o     Truist Securities, Inc.
    3333 Peachtree Road NE
    Atlanta, Georgia 30326

Ladies and Gentlemen:
1.Introductory. Nevada Power Company, a Nevada corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule A attached hereto (collectively, the “Underwriters”), for whom BofA Securities, Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, RBC Capital Markets, LLC and Truist Securities, Inc. are acting as representatives (the “Representatives”), $500,000,000 principal amount of its 6.000% General and Refunding Mortgage Notes, NPC Series 2023A, due 2054 (the “Offered Securities”) to be issued under that certain General and Refunding Mortgage Indenture, dated as of May 1, 2001 (the “Original Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (successor in trust to The Bank of New York Mellon, formerly The Bank of New York), as trustee (the “Trustee”), as amended and supplemented by various instruments including an officer’s certificate, to be dated the Closing Date (as defined herein) (the “Officer’s Certificate”), establishing the terms of the Offered Securities, such Original Indenture, as so amended and supplemented, being hereinafter called the “Indenture.”
On October 13, 2022, the Company filed with the Securities and Exchange Commission (the “Commission”) a “shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 (File No. 333-267865) for the registration of securities, including the Offered Securities, under the Securities Act, and the offer and sale thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission thereunder (the “Rules and Regulations”) and for the qualification of the Indenture under the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). As used herein, the term “Registration Statement” means, as of any particular time, such registration statement, including (a) any amendments thereto at such time, (b) the exhibits and schedules thereto at such time (if any) and (c) any prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act that, in accordance with Rule 430B under the Securities Act, is deemed to be a part thereof. All references in this Underwriting Agreement to the Registration Statement shall be deemed to include, as of any time, the documents incorporated by reference therein at such time; and all references in this Underwriting Agreement to an amendment to the Registration Statement shall be deemed to include any documents filed by the Company with the Commission after the date thereof that are incorporated by reference therein.
2.Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:
(a)(i)    At the time the Registration Statement was filed with the Commission and at the time of the most recent amendment to the Registration Statement for purposes of complying with Section 10(a)(3) of the Securities Act, the Company met the requirements for use of Form S-3 under the Securities Act.
(ii)The Registration Statement was declared effective by the Commission on November 2, 2022. No stop order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceedings for that purpose have been instituted by the Commission or are pending or have been threatened by the Commission or, to the knowledge of the Company, are being contemplated by the Commission; and any request by the Commission for additional information has been complied with.
(iii)At the earliest time after filing of the Registration Statement that the Company made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Offered Securities, the Company was not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.
(b)(i)    A preliminary prospectus supplement relating to the Offered Securities has been prepared, and a final prospectus supplement relating to the Offered Securities will be prepared by the Company in accordance with Section 5(a) hereof. Such preliminary prospectus supplement (including the base prospectus to which it is attached and the documents incorporated by reference therein, but without regard to any amendment or supplement thereto after the date thereof) is hereinafter referred to as the “Preliminary Prospectus;” such form of final prospectus supplement relating to the Offered Securities to be filed with the Commission pursuant to Rule 424(b) under the Securities Act (including the base prospectus to which it is attached and documents incorporated by reference therein, but without regard to any amendment or supplement thereto after the date thereof) is hereinafter referred to as the “Prospectus.” The Preliminary Prospectus, as amended or supplemented as of the Applicable Time (as defined below), when considered together with the final term sheet filed pursuant to Section 5(a) hereof (the “Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as of its date and as of the Closing Date (as defined below), did not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each “ free writing prospectus” as defined under Rule 433 under the Securities Act (each, an “Issuer Free Writing Prospectus”) that is listed on Schedule B hereto does not conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, this sentence and the preceding sentence do not apply to statements in or omissions from the information referred to on Schedule D. For purposes of this Underwriting Agreement, the “Applicable Time” is 4:45 p.m., New York City Time, on the date of this Underwriting Agreement.
(ii)All references in this Underwriting Agreement to an amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to include any document filed by the Company with the Commission after the date thereof and incorporated by reference therein.

(c)The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus when made will conform, in all material respects to the applicable requirements of the Securities Act and the Rules and Regulations, and the Registration Statement conforms, and any further amendments or supplements to the Registration Statement when made will conform, in all material respects to the requirements of the Trust Indenture Act, and the rules and regulations of the Commission thereunder. The Registration Statement as of its effective date and any amendments thereto, as of the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
(d)The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Nevada with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the financial condition, business or results of operations of the Company, taken as a whole (a “Material Adverse Effect”).
(e)The Company has the legal right to function and operate as an electric public utility company in the State of Nevada.
(f)The Company has no “significant subsidiaries” as such term is defined in Rule 405 under the Securities Act.
(g)The documents incorporated by reference in the Prospectus and the Disclosure Package, at the time they were or hereafter are filed with the Commission, complied or when so filed will comply, as the case may be, in all material respects with the requirements of the of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (the “Exchange Act Rules and Regulations”), and, when read together with the other information in the Prospectus and the Disclosure Package, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading. The Company is in compliance in all material respects with all the applicable provisions of the United States Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.
(h)The accountants who issued their reports on the financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus are an independent registered public accounting firm within the meaning of the Securities Act and the Rules and Regulations.
(i)The financial statements and any supporting schedules of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly the consolidated financial condition of the Company and subsidiaries as of the dates indicated and the related consolidated results of operations, changes in shareholder’s equity and cash flows for the periods specified; and, except as stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; and any supporting schedules included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus present fairly the information required to be stated therein. The selected financial data included in the Registration Statement, the Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The financial statements and other financial data included in the Registration Statement and the Prospectus comply in all material respects with the requirements of paragraph (e) of Item 10 of Regulation S-K under the Securities Act. The interactive data in eXtensible Business Reporting Language filed as exhibits to the documents incorporated by reference or deemed to be incorporated by reference into the Registration Statement and the Prospectus fairly present the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(j)This Underwriting Agreement has been duly authorized by and, upon execution and delivery by the parties hereto, will be a legal, valid and binding agreement of, the Company, except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws or principles of public policy; the Indenture has been duly authorized by and, at the Closing Date (as hereinafter defined), will constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms; the Offered Securities have been duly and validly authorized for issuance, offer and sale pursuant to this Underwriting Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Underwriting Agreement and the Indenture against payment of the consideration therefor specified in the Prospectus, the Offered Securities will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms; provided, however, that enforcement of the Indenture and the Offered Securities may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally and general equitable principles; the Offered Securities and the Indenture will conform in all material respects to all statements relating thereto contained in the Registration Statement, the Disclosure Package and the Prospectus; and the Offered Securities will be entitled to the benefits and security provided by the Indenture, ratably with all other securities outstanding thereunder. At the Closing Date, the Indenture will have been qualified under the Trust Indenture Act.
(k)Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as may otherwise be stated therein or contemplated thereby, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company taken as a whole, whether or not arising in the ordinary course of business, and (B) there have been no material transactions entered into by the Company other than those in the ordinary course of business.
(l)The Company is neither (i) in violation of its restated articles of incorporation, as amended (the “Restated Articles of Incorporation”), or bylaws, nor (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound, which in the case of this subsection (ii) would result in a Material Adverse Effect. The execution and delivery of this Underwriting Agreement and the Indenture and the consummation of the transactions contemplated herein and therein will not conflict with, constitute a breach of or default under, or result in the creation or imposition of any lien, charge or encumbrance, other than pursuant to the Mortgage (as hereinafter defined), upon any material property or assets of the Company pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party or by which the Company may be bound or to which any of the material property or assets of the Company is subject, nor will such action result in any violation of the Restated Articles of Incorporation or bylaws of the Company or any law, administrative regulation or administrative or court order or decree.
(m)The Company has made all necessary filings and obtained all necessary consents, orders or approvals from the Public Utilities Commission of Nevada (“PUCN”) in connection with the issuance and sale of the Offered Securities and the application of the proceeds thereof, and no consent, approval, authorization, order or decree of any other court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Underwriting Agreement, except such as may be required under state securities (“Blue Sky”) laws.
(n)Except as may be set forth in the Registration Statement, the Disclosure Package and the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting, the Company which would be reasonably likely to result in a Material Adverse Effect or would be reasonably likely to materially and adversely affect the consummation of the transactions contemplated by this Underwriting Agreement or the Indenture.
(o)Any certificate signed by any director or officer of the Company and delivered to the Underwriters or to counsel for the Underwriters in connection with the offering of the Offered Securities shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby on the date of such certificate.
(p)The Company is not, and will not be after giving effect to the offering of the Offered Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the Disclosure Package and the Prospectus, required to register as an “investment company” under the United States Investment Company Act of 1940, as amended.

(q)(i) The Company (A) makes and keeps books, records, and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and (B) has devised and established and maintains the following, among other, internal controls (without duplication): (I) a system of “internal accounting controls,” as contemplated in Section 13(b)(2)(B) of the Exchange Act; (II) “internal control over financial reporting,” as such term is defined in Rule 13a-15(f) of the Exchange Act Rules and Regulations; and (III) “disclosure controls and procedures,” as such term is defined in Rule 13a-15(e) of the Exchange Act Rules and Regulations.
(r)The Company (i) is in compliance with any and all applicable United States federal, state and local laws and regulations relating to the protection of human health, safety, and the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) and (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business, except where such non-compliance with Environmental Laws as set forth in (i), and failure to receive required permits, licenses or other approvals, as set forth in (ii), either (A) would not be reasonably likely to have a Material Adverse Effect or (B) is set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus.
(s)(i)    Except for such defects, irregularities, exceptions and limitations as constitute Permitted Liens (as defined in the Indenture), the Company has good and marketable title to all real property, and good title to all other property, owned by it, including, without limitation, property that is or at the Closing Date will be specifically or generally described or referred to in the Indenture as being subject to the Lien (as defined in the Indenture) created by the Indenture; and the descriptions of all such property contained or referred to in the Indenture are correct in all material respects and adequate for purposes of the Lien purported to be created by the Indenture.
(ii)The Indenture (excluding the Officers’ Certificate) constitutes, and, at the Closing Date, the Indenture will constitute, a valid mortgage lien on or security interest in the property which is specifically or generally described or referred to in the Indenture as being subject to the Lien created by the Indenture (the “Mortgage”). There is no, and at the Closing Date there will be no, Lien prior to the Lien created by the Indenture, other than Permitted Liens, on the property subject to the Lien created by the Indenture. The Indenture will constitute a valid mortgage lien on or security interest in all property located in the State of Nevada acquired by the Company after the Closing Date, other than property excepted or released from the Lien created by the Indenture, as and to the extent described in the Registration Statement, the Disclosure Package and the Prospectus.
(iii)The Indenture has been duly recorded or filed for recordation as a mortgage of real estate, and any required filings with respect to personal property and fixtures subject to the Lien of the Indenture have been duly made, in each place in which such recording or filing is required to protect, preserve and perfect the Lien of the Indenture. All taxes and recording and filing fees required to be paid with respect to the execution, recording or filing of the Indenture, the filing of financing statements and similar documents and the issuance of the Offered Securities have been paid.
(t)Neither the Company, nor, to the knowledge of the Company, after due inquiry, any director, officer or employee of the Company, has in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official, “foreign office” as defined in the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA, the Bribery Act 2010 of the United Kingdom, as amended, or any other applicable anti-bribery or anti-corruption laws or statutes; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, foreign official or employee; and the Company has conducted its business in compliance with the FCPA, the Bribery Act 2010 of the United Kingdom, as amended, and any other applicable anti-bribery or anti-corruption laws or statutes, and has instituted and maintains policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
(u)The operations of the Company have been conducted at all applicable times in compliance with applicable financial recordkeeping and reporting requirements of the United States Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions in which the Company conducts business, and the rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator to which the Company is subject with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(v)Neither the Company nor, to the knowledge of the Company, after due inquiry, any director, officer or employee of the Company (i) is currently subject to or the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the United States Treasury Department, the United States Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”); or (ii) is located, organized or resident in a country that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the non-Ukrainian government-controlled areas of Kherson and Zaporizhzhia, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic or any other region of Ukraine identified pursuant to Executive Order 14065); and the Company will not directly or indirectly use the proceeds of the offering of the Offered Securities, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, for the purpose of financing the activities of any person, or in any country or territory, that is currently the subject or target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as an underwriter, advisor, investor or otherwise) of Sanctions. The Company has not knowingly engaged in for the past five years, and is not now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions.
(w)Except as disclosed in the Disclosure Package, (i)(A) there has been no material security breach or other compromise of or relating to any of the Company’s information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (B) the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data; (ii) the Company is presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; and (iii) the Company has implemented backup and disaster recovery technology consistent with industry standards and practices.
3.Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of 99.033% of the principal amount thereof, the respective principal amounts of the Offered Securities set forth opposite the names of the several Underwriters in Schedule A hereto.
The Company will deliver, against payment of the purchase price and the Reimbursement (as defined in Section 5(l)(iii)), the Offered Securities to be purchased by each Underwriter hereunder and to be offered and sold by each Underwriter in the form of one or more global securities in registered form without interest coupons (the “Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. Interests in the Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Disclosure Package and the Prospectus.
Payment of the purchase price for the Offered Securities and the Reimbursement shall be made by the Representatives in a single combined payment in Federal (same day) funds, by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company, at 10:00 a.m., (New York time), on September 13, 2023, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “Closing Date,” against delivery to the Trustee as custodian for DTC of the Global Securities. Certificates, legal opinions and other documents evidencing the performance and satisfaction by the Company of the conditions and covenants to be performed and satisfied by it hereunder shall be delivered to the Representatives at the offices of Latham & Watkins LLP, 1271 Avenue of the Americas, New York, NY 10020. The Global Securities will be made available for checking at such offices of Latham & Watkins LLP at least 24 hours prior to the Closing Date.

4.Free Writing Prospectuses; Non-U.S. Offerings.
(a)The Company (i) represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act and (ii) has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.
(b)Each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, other than one or more term sheets relating to the Offered Securities containing customary information (including the final term sheet prepared and filed pursuant to Section 5(a) hereof), it has not made and will not make any offer relating to the Offered Securities that would constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act); and
(c)Any such free writing prospectus (including any Issuer Free Writing Prospectus) the use of which has been consented to by the Company and the Representatives (including the final term sheet prepared and filed pursuant to Section 5(a) hereof) is listed on Schedule B hereto.
(d)Each of the Underwriters severally acknowledges, represents and agrees that:
(i)it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available the Offered Securities to any retail investor in the European Economic Area or the United Kingdom. For the purposes of this provision (i), a retail investor means a person who is one (or more) of: (A) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”) and, with respect to the United Kingdom, as defined in point (11) of Article 4(1) of MiFID II as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); (B) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II and, with respect to the United Kingdom, within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II as it forms part of domestic law by virtue of the EUWA; or (C) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”) and, with respect to the United Kingdom, as defined in the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA, and that, consequently, no key information document required by Regulation (EU) No. 1286/2014 (as amended, the “PRIIPs Regulation”) or, with respect to the United Kingdom, the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”), for offering or selling the Offered Securities or otherwise making them available to retail investors in the European Economic Area or the United Kingdom has been prepared, and therefore offering or selling the Offered Securities or otherwise making them available to any retail investor in the European Economic Area or the United Kingdom may be unlawful under the PRIIPs Regulation or the UK PRIIPs Regulation. Each of the Underwriters further severally acknowledges, represents and agrees that the Preliminary Prospectus and the Prospectus have been prepared on the basis that any offer of Offered Securities in any Member State of the European Economic Area or the United Kingdom will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Offered Securities, and that neither the Preliminary Prospectus nor the Prospectus constitutes a prospectus for the purposes of the Prospectus Regulation; and
(ii)(i) (A) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”)) in connection with the issue or sale of the Offered Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (B) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.
5.Certain Agreements of the Company. The Company agrees with the several Underwriters:

(a)To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the date of this Underwriting Agreement; to make no further amendment or any supplement to the Registration Statement, or the Prospectus prior to the Closing Date that shall be reasonably disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to prepare a final term sheet, containing solely a description of the Offered Securities, in the form set forth on Schedule C hereto and to file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Offered Securities; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, the Disclosure Package or the Prospectus, of the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending of the Registration Statement, or the amending or supplementing of the Disclosure Package or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, the Disclosure Package or the Prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and, in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Offered Securities by the Underwriters (references herein to the Registration Statement shall mean any such new registration statement).
(b)Prior to 10:00 a.m., New York City time, on the New York business day next succeeding the date of this Underwriting Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Underwriters may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Offered Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon the Representatives’ request to file such document and to prepare and furnish without charge to the Representatives and to any dealer in securities as many written and electronic copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct such statement or omission or effect such compliance; and in case any Underwriter is required under the Securities Act to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) in connection with sales of any of the Offered Securities at any time nine months or more after the time of issue of the Prospectus, upon such Underwriter’s request but at the expense of the Representatives, to prepare and deliver to such Underwriter as many written and electronic copies as such Underwriter may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.
(c)Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offering and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Underwriters as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company will promptly notify the Underwriters and (ii) the Company will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(d)The Company will deliver to each Underwriter, without charge, an electronic copy of each Free Writing Prospectus prepared by or on behalf of or used or referred to by the Company as each such Underwriter may reasonably request. To the extent applicable, each such document furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission, except to the extent permitted by Regulation S-T.
(e)The Company will advise the Underwriters promptly of any additional action by the PUCN pertaining to the Offered Securities.
(f)The Company will furnish promptly to the Representatives and to counsel for the Underwriters one signed copy of the Registration Statement as originally filed and each amendment thereto filed prior to the date hereof and relating to the Offered Securities, including all documents incorporated therein by reference and all consents and exhibits filed therewith, as requested.
(g)The Company will deliver promptly to the Underwriters such reasonable number of the following documents as the Underwriters may request: (i) the Prospectus and the Disclosure Package and (ii) to the extent not available via the Commission’s Electronic Data, Gathering, Analysis and Retrieval System (“EDGAR”), (1) conformed copies of the Registration Statement (excluding exhibits other than the Indenture, and this Underwriting Agreement), and (2) any documents incorporated by reference in the Prospectus.
(h)In connection with the offering, until the earlier of (i) 180 days following the Closing Date and (ii) the date the Representatives shall have notified the Company of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.
(i)From the date hereof through and including the Closing Date, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue.
(j)As soon as practicable, the Company shall make generally available to its security holders and deliver to the Representatives an earnings statement of the Company (which need not be audited), conforming with the requirements of Section 11(a) of the Securities Act and of the Rules and Regulations (including, at the option of the Company, Rule 158 under the Securities Act), covering a period of at least twelve months beginning after the effective date of the Registration Statement as defined in Rule 158(c) of the Rules and Regulations.
(k)The Company will endeavor, in cooperation with the Representatives, to qualify the Offered Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Offered Securities; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file any general consent to service of process in any such jurisdiction or to take any other action that would subject the Company to service of process in any suits (other than those arising out of the offering of the Offered Securities) or to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Offered Securities have been qualified as above provided. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

(l)(i)    The Company will pay all costs incident to the authorization, issuance, sale and delivery of the Offered Securities; the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and the Prospectus and any amendments, supplements and exhibits thereto; the costs incident to the preparation, printing and filing of the documents and any amendments and exhibits thereto required to be filed by the Company under the Exchange Act; the costs of distributing the Registration Statement as originally filed and each amendment and post-effective amendment thereto (including exhibits), any preliminary prospectus, the Prospectus and any documents incorporated by reference in any of the foregoing documents; the costs of any filings with the Financial Industry Regulatory Authority, Inc.; fees paid to rating agencies in connection with the rating of the Offered Securities; the fees and expenses of qualifying the Offered Securities under the securities laws of the several jurisdictions as provided in subsection (k) of this Section and of preparing and printing a Blue Sky Memorandum (including fees of counsel to the Underwriters in such connection not to exceed $10,000 in the aggregate); and all other costs and expenses incident to the performance of the Company’s obligations under this Underwriting Agreement (including fees and expenses of the Company’s counsel).
(ii)Except as provided above in this Section 5(l), the Underwriters shall pay their own costs and expenses, including, without limitation, the fees and expenses of counsel to the Underwriters, any transfer taxes on the Offered Securities which they may sell and the expenses of advertising any offering of the Offered Securities made by the Underwriters; provided, however, that if the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than a default by one or more Underwriters, the Company shall be responsible for the accountable, actually incurred fees and expenses of counsel for the Underwriters in an amount not to exceed $200,000.
(iii)At the Closing Date, the Underwriters shall make a payment to the Company in an amount equal to $250,000 in respect of certain expenses incurred by the Company in connection with the offering, issuance and sale of the Offered Securities (such payment being herein called the “Reimbursement”).
(m)The Company shall use the net proceeds received by it from the sale of the Offered Securities pursuant to this Underwriting Agreement in the manner specified in the Disclosure Package and the Prospectus under the caption “Use of Proceeds.”
6.Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:
(a)The Prospectus shall have been filed with the Commission within the applicable time period prescribed for such filing (without reliance on Rule 424(b)(8) of the Rules and Regulations and in accordance with Section 5(a) hereof); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or to the knowledge of the Company threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with.
(b)ArentFox Schiff LLP, counsel to the Company, shall have furnished to the Representatives a letter addressed to the Underwriters and dated the Closing Date substantially in the form set forth in Exhibit A.
(c)Hutchison & Steffen, PLLC, counsel to the Company, shall have furnished to the Representatives a letter addressed to the Underwriters and dated the Closing Date substantially in the form set forth in Exhibit B.
(d)The Company shall have furnished to the Representatives on the Closing Date a certificate, dated the Closing Date, of its Chief Executive Officer, its President or a Vice President and its Treasurer or an Assistant Treasurer or Controller stating that, to the best of their knowledge after reasonable investigation, the representations and warranties of the Company in Section 2 hereof are true and correct as of the date hereof; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 6(a), (i) and (j) hereof have been fulfilled.

(e)On the date hereof, the Representatives shall have received a letter from the Company’s independent registered public accounting firm addressed to the Underwriters dated as of the date hereof in form and substance reasonably satisfactory to the Representatives.
(f)On the Closing Date, the Representatives shall have received a letter dated as of the Closing Date from the Company’s independent registered public accounting firm updating the letter described in subsection (e) in form and substance reasonably satisfactory to the Representatives.
(g)Subsequent to the Applicable Time, there shall not have been (i) any change, or any development or event involving a prospective change, in the financial condition, business, properties or results of operations of the Company taken as a whole, which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (iii) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or New York authorities; (v) any material disruption in settlements of securities or clearance services in the United States; or (vi) any attack on, or outbreak or escalation of hostilities or act of terrorism involving, the United States, any declaration of war by the United States Congress or any other substantial national or international calamity or emergency, if, in the judgment of the Representatives the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.
(h)Latham & Watkins LLP, as counsel for the Underwriters, shall have furnished to the Representatives on the Closing Date such opinions as the Representatives may reasonably require.
(i)The order of the PUCN referred to in Section 2(m) hereof shall be in full force and effect and no proceedings to suspend the effectiveness of such order shall be pending or threatened.
(j)Subsequent to the execution of this Underwriting Agreement, the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company shall not have been lowered or any such rating agency shall not have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company.
(k)On the date hereof and on the Closing Date, counsel to the Underwriters shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of the Offered Securities as herein contemplated, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and to counsel to the Underwriters.
7.Indemnification and Contribution.
(a)The Company will indemnify and hold harmless each Underwriter, its partners, members, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein made, in light of the circumstances under which they were made (in the case of the Registration Statement, necessary in order to make the statements therein not misleading), not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Underwriting Agreement, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from the information referred to on Schedule D; provided, further, that the foregoing indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities (or actions in respect thereof), in connection with clauses (i) through (iii) below, purchased Offered Securities, or any person controlling such Underwriter, where it shall have been determined by a court of competent jurisdiction by final and non-appealable judgment that (i) prior to the Applicable Time the Company has notified such Underwriter that the Preliminary Prospectus, dated September 11, 2023, contains an untrue statement of material fact or omits to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) such untrue statement or omission of a material fact was corrected in an amended or supplemented Preliminary Prospectus and such corrected Preliminary Prospectus was provided to such Underwriter sufficiently in advance of the Applicable Time so that such corrected Preliminary Prospectus could have been conveyed to such person prior to the Applicable Time and (iii) such corrected Preliminary Prospectus was not conveyed to such person at or prior to the Applicable Time.
(b)Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement in or omission or alleged omission from the information referred to on Schedule D and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Underwriters shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Underwriting Agreement.
(c)Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through forfeiture or impairment of procedural or substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent the indemnified party and their respective controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party against the indemnifying party under this Section 7 if the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action, if in the written opinion of counsel to either the indemnifying party or the indemnified party, representation of both parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between them or the indemnifying party shall have failed to employ counsel within a reasonable period of time, and in that event the fees and expenses of one firm of separate counsel (in addition to the fees and expenses of one local counsel in each applicable jurisdiction) shall be paid by the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.
(d)If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds (before deducting expenses) from the offering of the Offered Securities received by the Company bear to the total discounts and commissions received by the Underwriters with respect to the Offered Securities from the Company under this Underwriting Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities were purchased by it were resold exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.
(e)The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.
8.Default of Underwriters. If any Underwriter or Underwriters defaults in its or their obligations to purchase the Offered Securities hereunder and the aggregate principal amount of the Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Offered Securities the non-defaulting Underwriters may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including themselves, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase such Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so defaults and the aggregate principal amount of the Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Offered Securities and arrangements satisfactory to the non-defaulting Underwriters and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Underwriting Agreement will terminate without liability on the part of the non-defaulting Underwriters or the Company, except as provided in Section 9 hereof. As used in this Underwriting Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein, including the Company’s obligations pursuant to Section 9 hereof, will relieve a defaulting Underwriter from liability for its default.
9.Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Underwriting Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities.
10.No Fiduciary Duty. The Company acknowledges and agrees that (i) the purchase and sale of the Offered Securities, including the determination of the offering price of such Offered Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and each Underwriter, on the other hand; (ii) each Underwriter is acting solely in the capacity of an arm’s-length contractual counterparty to the Company in connection with the offering of such Offered Securities and the process leading to such transaction (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an Underwriter of, the Company; (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of such Offered Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Offered Securities except the obligations expressly set forth in this Underwriting Agreement; and (iv) the Underwriters are not advising the Company as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction and the Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated by this Underwriting Agreement, and the Underwriters shall have no responsibility or liability to the Company with respect thereto.
11.Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to each of (i) BofA Securities, Inc., 114 West 47th Street NY8-114-07-01, New York, New York 10036, Attention: High Grade Debt Capital Markets Transaction Management/Legal, fax: 212-901-7881, email: dg.hg_ua_notices@bofa.com; (ii) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk – 3rd Floor, fax: 212-834-6170; (iii) Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, New York, 10020, Attention: Debt Capital Markets Desk, Fascimile: 212-205-7812; (iv) RBC Capital Markets, LLC, Brookfield Place, 200 Vesey Street, New York, New York, 10281, Attention: DCM Transaction Management/Scott Primrose, email: TMGUS@rbccm.com, telephone: (212) 618-7706; and (v) Truist Securities, Inc., 3333 Peachtree Road, NE, Atlanta, Georgia 30326, fax: 404-926-4027, Attention: Investment Grade Debt Capital Markets, or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it at Nevada Power Company, 6226 West Sahara Avenue, Las Vegas, Nevada 89146, Attention: Treasurer.
12.Successors. This Underwriting Agreement shall inure to the benefit of and be binding upon each Underwriter and the Company and their respective successors. Nothing expressed or mentioned in this Underwriting Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or any provision herein contained. This Underwriting Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Offered Securities shall be deemed to be a successor by reason merely of such purchase. This Underwriting Agreement and the rights and obligations hereunder shall not be assignable by the Company without the prior written consent of the Representatives (which consent shall not be unreasonably withheld). This Underwriting Agreement may not be modified or amended except by an instrument in writing signed by the Company and the Representatives.
13.Counterparts. This Underwriting Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other applicable law (e.g., www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective as delivery of a manually executed counterpart of this Agreement.
14.Applicable Law. This Underwriting Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.
15.Waiver of Jury. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS UNDERWRITING AGREEMENT. EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

16.Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York, New York in any suit or proceeding arising out of or relating to this Underwriting Agreement or the transactions contemplated hereby.
17.Recognition of the U.S. Special Resolution Regimes.
(a)In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Underwriting Agreement, and any interest and obligation in or under this Underwriting Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Underwriting Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Underwriting Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Underwriting Agreement were governed by the laws of the United States or a state of the United States.
(c)As used in this section:
(i)“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
(ii)“Covered Entity” means any of the following:
(A) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b);
(B) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); or
(C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
(iii)“Default Right” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
(iv)“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with the Underwriters’ understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

NEVADA POWER COMPANY,

By:	/s/ Michael J. Behrens
Michael J. Behrens
Vice President and Chief Financial Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

BOFA SECURITIES, INC.

By:	/s/ Shawn Cepeda
Name: Shawn Cepeda
Title: Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Robert Bottamedi
Name: Robert Bottamedi
Title: Executive Director

MIZUHO SECURITIES USA LLC

By:	/s/ W.Scott Trachsel
Name: W. Scott Trachsel
Title: Managing Director

RBC CAPITAL MARKETS, LLC

By:	/s/ Scott G. Primrose
Name: Scott G. Primrose
Title: Authorized Signatory

TRUIST SECURITIES, INC.

By:	/s/ Robert Nordlinger
Name: Robert Nordlinger
Title: Director

As Representatives of each of the several Underwriters

SCHEDULE A
LIST OF UNDERWRITERS

Underwriters	Principal Amount of Offered Securities to be Purchased
BofA Securities, Inc.	$65,000,000
J.P. Morgan Securities LLC	65,000,000
Mizuho Securities USA LLC	65,000,000
RBC Capital Markets LLC	65,000,000
Truist Securities, Inc.	65,000,000
BMO Capital Markets Corp.	43,750,000
MUFG Securities Americas Inc.	43,750,000
nabSecurities, LLC	43,750,000
U.S. Bancorp Investments, Inc.	43,750,000
Total	$500,000,000

SCHEDULE B
FREE WRITING PROSPECTUSES
1.    Final Pricing Term Sheet
(in the form of Schedule C hereto)

SCHEDULE C
Issuer Free Writing Prospectus
(Relating to Preliminary Prospectus Supplement
Dated September 11, 2023)
Filed Pursuant to Rule 433(d)
Registration No. 333-267865
NEVADA POWER COMPANY
FINAL PRICING TERM SHEET
September 11, 2023

Issuer:	Nevada Power Company
Legal Format:	SEC-Registered
Issue:	6.000% General and Refunding Mortgage Notes, NPC Series 2023A, due 2054 (the “Notes”)
Offering Size:	$500,000,000 in aggregate principal amount
Net Proceeds (before expenses) to Issuer:	$495,165,000
Coupon and Coupon Payment Dates:	6.000% per annum, payable semi-annually in arrears on each March 15 and September 15, commencing March 15, 2024
Trade Date:	September 11, 2023
Settlement Date:	September 13, 2023 (T+2)
Maturity Date:	March 15, 2054
Benchmark Treasury:	3.625% due May 15, 2053
Benchmark Treasury Yield:	4.382%
Spread to Benchmark Treasury:	+163 basis points
Re-offer Yield:	6.012%
Price to Public:	99.833% of the principal amount
Expected Ratings:[1]	A2 (Stable outlook) by Moody’s Investors Service, Inc. A+ (Negative outlook) by S&P Global Ratings

1 These expected securities ratings have been provided by Moody’s Investors Service, Inc. and S&P Global Ratings. None of these ratings are a recommendation to buy, sell or hold these securities. Each rating may be subject to revision or withdrawal at any time. Each security rating agency has its own methodology for assigning ratings, and, accordingly, each rating should be evaluated independently of any other rating. No report of any rating agency is incorporated by reference herein.

Optional Redemption:
Prior to September 15, 2053 (the date that is six months prior to their maturity date) (the “Par Call Date”), the Notes will be redeemable, in whole or in part from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (i) 100% of the principal amount of the Notes being redeemed and (ii) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, less (b) interest accrued to the date of redemption; plus, in either case, accrued and unpaid interest thereon to the redemption date. On or after the Par Call Date, the Notes will be redeemable, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to the redemption date.

Joint Book-Running Managers:
BofA Securities, Inc.
J.P. Morgan Securities LLC
Mizuho Securities USA LLC
RBC Capital Markets, LLC
Truist Securities, Inc.
BMO Capital Markets Corp.
MUFG Securities Americas Inc.
nabSecurities, LLC
U.S. Bancorp Investments, Inc.

CUSIP:	641423 CG1
ISIN:	US641423CG18

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BofA Securities, Inc. toll free at 1-800-294-1322, J.P. Morgan Securities LLC collect at 1-212-834-4533, Mizuho Securities USA LLC toll free at 1-866-271-7403, RBC Capital Markets, LLC at 1-866-375-6829 or Truist Securities, Inc., at 1-800-685-4786.

SCHEDULE D
INFORMATION FURNISHED BY UNDERWRITERS
1.Under the caption “Underwriting (Conflicts of Interest)” in the Prospectus, the first sentence of the fourth paragraph and the second sentence of the fifth paragraph.
2.Such other information (A) as shall be included in an amendment or supplement to the Prospectus and (B) as to which the Representatives and the Company shall have executed a letter or other document supplemental to this Underwriting Agreement to the effect that such information shall be treated as having been referred to in this Schedule D.

EXHIBIT A
{Letterhead of ArentFox Schiff LLP}

EXHIBIT B
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